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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Bell Atlantic - Pennsylvania, Inc. on Form S-3 (File No. 33-50869) and Form S-3 (File No. 33-55252) of our report dated February 9, 1998, on our audits of the financial statements and financial statement schedule of the Company as of December 31, 1997 and December 31, 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 25, 1998